UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

IMMUNOBIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52941	20-0947115
(Commission File Number)	(IRS Employer Identification Number)

1062 N Calle Negocio, Suite C, San Clemente California 92673

(Address of Principal Executive Offices)

800-524-9172

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	N/A

(b)(c)    On May 14, 2009, ImmunoBiotics, Inc. announced the appointment of Daniel Smith, age 64, to the position of President and Chief Executive Officer.  Mr. Lahey had been our President and Chief Executive Officer, a position he held since July 20, 2007.  Mr. Lahey will remain as our Chairman of the Board of Directors.   Mr. Smith has served as a consultant to the Company since November 2007. Mr. Smith also is and since 1998 has been the Chief Executive Officer and President of S.F.T. International, a company that he founded which is focused in the area of health and wellness. From 1998 until 2008, Mr. Smith also served as the Chief Executive Officer and President of USA Pharmaceuticals, a company he founded to introduce health products made in America into the China market.

    Also, on May 14, 2009, ImmunoBiotics, Inc. announced the appointment of Gerald Lindberg, age 60, to the position of Chief Financial Officer.  Mr. Vithal Rajdhyaksha had been our Chief Financial Officer, a position he held since July 20, 2007.  Mr. Rajdhyaksha will continue to be our Company’s Secretary.   Mr. Lindberg has served as a consultant to the Company since January 2009.  He also serves as a consultant to several companies including: Telegistics International, a provider of investment banking services to various companies where he  has served as a  consultant since 1998;  Sycamore Films, an Urban film production company where he  has served as a  consultant since 2008; Hammerly Associates (formerly Raptive Software), a database software and user interface company where he  has served as a  consultant since 2008; MindFX Science,  a sports and energy drink company where he  has served as a  consultant since 2007; COO DXM Corporation, a software company where he  has served as a  consultant since 2005. From March 2003 until March 2005, Mr. Lindberg was a consultant to the Vice President of Operational Development of Kompolt and Company, an internet company and from September 2003 until May 2005 he was a consultant to and Board Member of IcoWorks, Inc, a public company engaged in, among other things, the oil, gas field and heavy equipment auctions.

    There are no family relationships between Mr. Smith, Mr. Lindberg and any other executive officers or directors of the Company. Other than the payment of compensation to Mr. Smith during the year ended December 31, 2008 in the amount of $8,000 per month for consulting services and related expenses in accordance with the terms of his consulting agreement with the Company and the accrual and anticipated payment of compensation for the current year for such services, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions to which the Company was or is to be a party, and in which Mr. Smith or Mr. Lindberg had or will have a direct or indirect material interest.

    Other than as specified herein, there was no arrangement or understanding between Mr. Smith or Mr. Lindberg and any other person pursuant to which either was selected as an officer of the Company.

(d) – (f)	N/A

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    Effective May 15, 2009, ImmunoBiotics amended it Bylaws to add a provision requiring consent of all of the then members of the Board of Directors for all material transactions which include transactions in excess of $5,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOBIOTICS, INC.

Dated: May 27, 2009	By:	/s/ Daniel Smith
Daniel Smith
Chief Executive Officer